                                EXHIBIT 99(b)
                   WELLS FARGO & COMPANY AND SUBSIDIARIES
             COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                          AND PREFERRED DIVIDENDS

===============================================================================================================
                                                                           Quarter                  Six months
                                                                     ended June 30,              ended June 30,
                                                               -------------------          -------------------
(in millions)                                                    1996         1995             1996       1995
- ---------------------------------------------------------------------------------------------------------------
EARNINGS, INCLUDING INTEREST ON DEPOSITS (1):
  Income before income tax expense                             $  662        $ 409           $1,125     $  779
  Fixed charges                                                   594          388              942        764
                                                               ------        -----           ------     ------
                                                               $1,256        $ 797           $2,067     $1,543
                                                               ------        -----           ------     ------
                                                               ------        -----           ------     ------

Preferred dividend requirement                                 $   19        $  10           $   29     $   21

Ratio of income before income tax expense to net income          1.82         1.76             1.79       1.68
                                                               ------        -----           ------     ------

Preferred dividends (2)                                        $   35        $  18           $   52     $   35
                                                               ------        -----           ------     ------
Fixed charges (1):
  Interest expense                                                558          372              888        732
  Estimated interest component of net rental expense               36           16               54         32
                                                               ------        -----           ------     ------
                                                                  594          388              942        764
                                                               ------        -----           ------     ------
  Fixed charges and preferred dividends                        $  629        $ 406           $  994     $  799
                                                               ------        -----           ------     ------
                                                               ------        -----           ------     ------

Ratio of earnings to fixed charges and preferred dividends (3)   2.00         1.96             2.08       1.93
                                                               ------        -----           ------     ------
                                                               ------        -----           ------     ------

EARNINGS, EXCLUDING INTEREST ON DEPOSITS:
  Income before income tax expense                             $  662        $ 409           $1,125     $  779
  Fixed charges                                                   140          134              247        268
                                                               ------        -----           ------     ------
                                                               $  802        $ 543           $1,372     $1,047
                                                               ------        -----           ------     ------
                                                               ------        -----           ------     ------

Preferred dividends (2)                                        $   35        $  18           $   52     $   35
                                                               ------        -----           ------     ------
Fixed charges (1):
  Interest expense                                                558          372              888        732
  Less interest on deposits                                      (454)        (254)            (695)      (496)
  Estimated interest component of net rental expense               36           16               54         32
                                                               ------        -----           ------     ------
                                                                  140          134              247        268
                                                               ------        -----           ------     ------

  Fixed charges and preferred dividends                        $  175        $ 152           $  299     $  303
                                                               ------        -----           ------     ------
                                                               ------        -----           ------     ------

Ratio of earnings to fixed charges and preferred dividends (3)   4.58         3.57             4.59       3.46
                                                               ------        -----           ------     ------
                                                               ------        -----           ------     ------
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(1) As defined in Item 503(d) of Regulation S-K.
(2) The preferred dividends were increased to amounts representing the pretax earnings that would be required to cover such dividend requirements.
(3) These computations are included herein in compliance with Securities and
    Exchange Commission regulations.  However, management believes that fixed charge ratios are not meaningful measures for the business of the Company because of two factors.  First, even if there was no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the proportion of income which is tax-exempt.  Second, even if there was no change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.